EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


We hereby consent to the use of our report for the fiscal year ended December 31, 2000 dated January 19, 2001, in this amended registration statement on Form SB-2A for Worldwide Wireless Networks, Inc.


/s/ Chisholm & Associates
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    Chisholm & Associates
    Salt Lake City, Utah
    March 28, 2001